AGREEMENT
This Agreement (this “Agreement”) is made this 16th day of January, 2013 by and among Wunderlich Securities, Inc. a Tennessee corporation (“Wunderlich”), Compass Point Research & Trading, LLC, a Delaware limited liability company (“Compass”), National Securities Corporation, a Washington corporation (“National”) and Preferred Apartment Communities, Inc., a Maryland corporation (“PAC”).
Whereas, Steve Emerson (“Emerson”) has executed and delivered a promissory note in favor of Preferred Apartment Communities, Inc., a Maryland corporation (“PAC”) for an aggregate of $2,639,000 (the “Note”) in connection with the purchase of 2,639 shares of Series B Mandatorily Convertible Cumulative Perpetual Preferred Stock (the “Series B”) from PAC by his IRA and Roth IRA; and
Whereas, Wunderlich and Compass agree to acquire the Note from PAC in the event Emerson defaults on the Note; Wunderlich and Compass intend to use the Agents Fee due them under that certain Placement Agreement dated January 11, 2013 among Wunderlich, Compass, National and PAC (the “Placement Agreement”) to acquire the Note.
Now, therefore, it is agreed among Compass, Wunderlich, National and PAC as follows:
1. Placement Agents Fees and Note. Notwithstanding anything to the contrary in the Placement Agreement, no Agents Fees (as defined in the Placement Agreement) shall be paid to any of the Placement Agents at Closing (as defined in the Placement Agreement). To the extent Emerson has not indefeasibly paid when due an amount of the Note equal to $2,400,000, then Compass and Wunderlich shall pay to PAC an amount (the “Note Purchase Price”) equal to (a) $2,400,000 minus (b) the amount indefeasibly paid by Emerson (if any). Such payment by Compass and Wunderlich shall be for the acquisition by them of a principal amount of the Note equal to the Note Purchase Price. Such payment by Compass and Wunderlich shall be made by a permanent reduction of the Agent Fees otherwise payable under the Placement Agreement. In such circumstances, PAC shall assign and transfer without representation or warranty express or implied such interest in the Note to Compass and Wunderlich. PAC shall maintain an interest in the Note of the amount of outstanding principal not acquired by Wunderlich and Compass. Notwithstanding anything to the contrary in the Placement Agreement, National shall not be entitled to any Agents Fees or other amounts under the Placement Agreement. In the event of any such assignment and transfer of such interest in the Note to Compass and Wunderlich, then collections on the Note shall be shared pro rata among Wunderlich, Compass and PAC based on respective principal amounts held by them in the Note. The amounts credited for Wunderlich and Compass under this Agreement as their respective share of the Note Purchase Price are equal in the proportion of 60.5% and 39.5%, respectively. To the extent Emerson has indefeasibly paid when due an amount of the Note up to $2,400,000, then PAC shall promptly wire transfer to Compass and Wunderlich such amount in payment of the remaining Agents Fees and other amounts (if any) due under the Placement Agreement. If Emerson indefeasibly pays the Note in full when due or equal to or in excess of $2,400,000, then PAC shall promptly wire transfer to the Placement Agents all the Agents Fees and other amounts (if any) respectively due them under the Placement Agreement.

2.    Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Actions concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, officers, directors, managers, members, employees or agents) may be commenced on a non-exclusive basis in the New York Courts. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Action, any defense or claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Action has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

3.    Notices. All notices, consents, approvals, waivers or other communications (each, a “Notice”) required or permitted hereunder, except as herein otherwise specifically provided, shall be in writing and shall be: (i) delivered personally or by commercial messenger; (ii) sent via a recognized overnight courier service, or (iii) sent by facsimile transmission, provided confirmation of receipt is received by sender and such Notice is sent or delivered contemporaneously by an additional method provided in this Section 3; in each case so long as such Notice is addressed to the intended recipient thereof. Any Notice shall be deemed given upon actual receipt (or refusal of receipt). Addresses for notices are as set forth in the Placement Agreement.
4.    Modification; Performance; Waiver. No provision of this Agreement may be changed or terminated except by a writing signed by the party or parties to be charged therewith. Unless expressly so provided, no party to this Agreement will be liable for the performance of any other party’s obligations hereunder. Any party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however, that any such waiver shall be in writing specifically setting forth those provisions waived thereby. No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement. This Agreement contains the entire agreement between the parties hereto and is intended to supersede any and all prior agreements between the parties relating to the same subject matter.
5.    Counterparts. This Agreement may be executed with counterpart signature pages or in two or more counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement (and all signatures need not appear on any one counterpart). In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf’ signature page were an original thereof. This Agreement shall become effective when one or more counterpart signature pages or counterparts has been signed and delivered by each of the parties hereto.
6.    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future laws, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision there shall be deemed added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to cause such provision to be legal, valid and enforceable.
7.    Headings. The captions and headings used in this Agreement are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions of this Agreement.
8.    Miscellaneous. This Agreement shall inure to the benefit of, and be binding upon, the successors of and assigns of the parties hereto. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, company or corporation, other than the parties hereto and their successors, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision hereof.
9.    Entire Agreement. This Agreement constitutes the entire Agreement and understanding among Wunderlich and Compass with respect to the subject matter hereof and supersedes and cancels any and all prior or contemporaneous agreements, understandings, undertakings and agreements, written or oral, among any of them relating to the subject matter hereof.
[signature page follows]

In witness whereof, these parties have executed this Agreement as of the day and year just set forth above.
WUNDERLICH SECURITIES, INC.
By:/s/ Martin Gaia
Name: Martin Gaia
Title: Managing Director
COMPASS POINT RESEARCH & TRADING, LLC
By:/s/ Burke Hayes
Name: Burke Hayes
Title: Managing Director
NATIONAL SECURITIES CORPORATION

By:/s/ Jonathan C. Rich
Name: Jonathan C. Rich
Title: E.V.P. – Head of Investment Banking

PREFERRED APARTMENT COMMUNITIES, INC.

By:/s/ Jeffrey R. Sprain
Name: Jeffrey R. Sprain
Title: General Counsel